Exhibit 10.14
CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of May 13, 2010, by and among Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Company Entities”), and MXT Capital, LLC, a Delaware limited liability company (“MXT”, and also referred to herein as the “Sponsor”).
     WHEREAS, MXT has formed and is the sole stockholder of the Company, and the Company, through Campus Crest Communities GP, LLC, its wholly-owned subsidiary, is the sole general partner of the Operating Partnership, and, through Campus Crest Communities LP, LLC, its wholly—owned subsidiary, is the sole limited partner of the Operating Partnership;
     WHEREAS, the Company Entities were formed for the purpose of (i) continuing the student housing business previously owned and conducted, directly or indirectly, by MXT’s wholly-owned subsidiary, Campus Crest Group, LLC, a North Carolina limited liability company, and certain other parties, and (ii) consummating the IPO (as defined below);
     WHEREAS, in connection with the potential initial public offering (the “IPO”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), the Company intends to file with the Securities and Exchange Commission a registration statement on Form S—11 after the date of this Agreement (together with all amendments and supplements thereto, the “Registration Statement”); and
     WHEREAS, the parties hereto desire that the Sponsor transfer all of its ownership interests in the Student Housing Entities (as defined below) to the Operating Partnership in exchange for the consideration set forth in Section 1.3 (the “Formation Transactions”) and otherwise conclude such agreements under terms and conditions as are set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Entities and the Sponsor agree as follows:
ARTICLE I.
FORMATION TRANSACTIONS
     1.1. Formation Transactions. Subject to the terms and conditions of this Agreement, each of the Company Entities and the Sponsor hereby consents to each of the Formation Transactions and agrees to take all actions reasonably necessary or advisable to consummate, and to cause its direct and indirect subsidiaries and affiliates, where applicable, to consummate, the Formation Transactions. It is the intent of the parties that, as a result of the Formation Transactions, the Company Entities will own, directly or indirectly, all of the interests previously owned by the Sponsor in the entities identified in Schedule 1.1 attached hereto (the “Student Housing Entities”), and through their ownership of such Student Housing Entities, the Company Entities will succeed to all of the student housing business previously conducted, directly or indirectly, by the Sponsor and certain other parties.

     1.2. Simultaneous Closing. The Formation Transactions shall close simultaneously with the closing of the IPO and the receipt of the net proceeds of the IPO by the Company (the “Closing”). The date on which the Formation Transactions close shall be the “Closing Date.”
     1.3. Consideration for the Formation Transactions. Upon the Closing, MXT, in exchange for the MXT Interests (as defined herein), shall receive from the Operating Partnership 1,333,333 limited partnership units in the Operating Partnership (the “MXT OP Units”) and $4,464,062 of the net proceeds of the IPO in cash or other immediately available funds (the “Exchange Consideration”).
     1.4. Further Acts. The Company Entities and the Sponsor shall perform, execute, and deliver, or cause to be performed, executed, and delivered by their direct or indirect subsidiaries, at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transactions and otherwise satisfy the covenants and conditions contemplated hereunder.
ARTICLE II.
CONDITIONS TO CLOSING
     2.1. Company Conditions to Closing. The obligations of each Company Entity hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing.
          (a) Representations and Warranties True and Correct. The representations and warranties herein of the Sponsor shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of the Sponsor hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects; and
          (c) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.
     2.2. Sponsor’s Conditions to Closing. The obligations of the Sponsor hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing:
          (a) Representations and Warranties True and Correct. The representations and warranties herein of each of the Company Entities shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of the Company Entities hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects; and
          (c) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.

     2.3. Abandonment of IPO. If, at any time, the Company shall determine in its sole and absolute discretion to abandon the IPO, this Agreement shall be immediately terminated and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES AMONG THE PARTIES
     3.1. Definitions. As used in this Article III, the following terms shall have the following meanings:
          (a) “Actions” means all actions, litigation, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Environmental Law” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the date of hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.) and the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (ii) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.
          (d) “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.
          (e) “Governmental Entity” means any governmental agency or quasi—governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
          (f) “Hazardous Material” means any substance which is controlled, regulated or prohibited under any Environmental Law as in effect as of the date hereof.
          (g) “Lease” means any space lease, license, concession, signage agreement, occupancy agreement or other such arrangement for use of space within a MXT Property, together with all agreements which are amendatory or supplementary thereto.

          (h) “Liens” means any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.
          (i) “Material Adverse Effect” means a material adverse effect, individually or in the aggregate, on the business, financial condition, results of operations or properties of the Company Entities and Student Housing Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          (j) “MXT Properties” means the real property owned (whether directly or indirectly) by the Student Housing Entities.
          (k) “Permits” means all licenses, permits, variances, and certificates used in connection with the ownership, operation, use, or occupancy of each of the MXT Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Entity or private Person concerning ownership, operation, use, or occupancy of such MXT Property).
          (l) “Permitted Liens” means:
               (1) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued and which, if material in amount, are disclosed in the Registration Statement (including, without limitation, any matters for which a reserve has been established as reflected in the pro forma financial statements contained in the Registration Statement);
               (2) Zoning laws and ordinances applicable to the MXT Properties which are not violated by the existing structures or present uses thereof;
               (3) Liens imposed by laws such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings diligently pursued and which, if material in amount, are disclosed in the Registration Statement (including, without limitation, any matters for which a reserve has been established as reflected in the pro forma financial statements contained in the Registration Statement);
               (4) non–exclusive easements for public utilities that do not have a Material Adverse Effect upon, or interfere with the use of, the MXT Properties;
               (5) leases to student occupants of the MXT Properties; and
               (6) any exceptions contained in the existing owner’s or leasehold title insurance policies with respect to each MXT Property.

          (m) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint–stock company, trust, unincorporated organization or Governmental Entity.
          (n) “Release” shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at 42 U.S.C. Section 9601(22).
     3.2. Representations by MXT. MXT represents and warrants to each of the Company Entities, other than with respect to such matters set forth in the MXT Disclosure Schedule attached to this Agreement as Exhibit A, that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, however, that none of the representations and warranties hereunder with respect to the Student Housing Entities shall apply with respect to any other party, as to which no representations and warranties are being made by MXT hereunder:
          (a)  Organization and Power. MXT is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by MXT, and this Agreement constitutes the legal, valid and binding obligation of MXT, enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
          (b)  Capitalization. The interests owned by MXT directly and indirectly in the Student Housing Entities (the “MXT Interests”) constitute all of the issued and outstanding interests owned by MXT in the Student Housing Entities owning (directly or indirectly) the MXT Properties and other assets to be conveyed by MXT to the Company Entities in accordance with the Formation Transactions. MXT is the sole owner of the MXT Interests, beneficially and of record free and clear of any Liens of any nature, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority to convey the MXT Interests, free and clear of any Liens, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and, upon delivery of the MXT OP Units and the Exchange Consideration as herein provided, the Company (or its direct or indirect subsidiary) will acquire good and valid title thereto, free and clear of any Liens except Permitted Liens, Liens created in favor of the Company Entities by the transactions contemplated hereby and such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect. There are no rights to purchase, options or similar rights relating to any of the MXT Properties or the MXT Interests. Except as contemplated in the Formation Transactions, MXT has no commitment or legal obligation, absolute or contingent, to any other Person other than the Company Entities to sell, assign, transfer or effect a sale of any right, title or interest in or to any MXT Interests, MXT Properties or other assets to be conveyed to the Company Entities by MXT in accordance with the Formation Transactions.

          (c) No Litigation. To MXT’s knowledge, except for Actions covered by existing policies of insurance, there are no Actions pending or threatened, affecting all or any portion of the MXT Interests or the Student Housing Entities or MXT’s ability to consummate the transactions contemplated hereby or that would have a Material Adverse Effect. MXT has no knowledge of any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of the MXT Interests or any Student Housing Entity which in any such case would impair MXT’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.
          (d) No Consents. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule 3.2(d) attached hereto, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of MXT or the Student Housing Entities, (B) any agreement, document or instrument to which MXT is a party or by which MXT or any of the Student Housing Entities are bound or (C) to MXT’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on MXT or the Student Housing Entities or by which MXT, the Student Housing Entities or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the MXT Interests or any Student Housing Entity or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (e) No Breach or Default. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule 3.2(e) attached hereto, none of the execution, delivery or performance of this Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of the Sponsor, (B) any agreement, document or instrument to which the Sponsor is a party or by which the Sponsor is bound or (C) to the Sponsor’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree binding on the Sponsor or by which the Sponsor or any of its assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the MXT Interests or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (f) No Related Party Transactions. Except as set forth on Schedule 3.2(f) attached hereto, there are no material contracts, agreements or other transactions between any Company Entity or Student Housing Entity or any of their respective affiliates, on the one part, and MXT or any person holding a direct interest in MXT or any of their respective affiliates, on the other part.
          (g) No Broker or Finder. There are no contracts, agreements or understanding between MXT, or any person holding a direct or indirect controlling interest in MXT, or any of their respective affiliates and any other person that would give rise to a valid claim against any Company Entity or any underwriter under the IPO for a brokerage commission, finder’s fee or other like payment in connection with the IPO or other transactions contemplated by this Agreement.
          (h) Withholding; Non-Foreign Status. MXT is not subject to any federal or state withholding provisions in connection with the transactions contemplated hereby, including withholding of sales proceeds to foreign persons. MXT is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements.
          (i) Taxes. To MXT’s knowledge, for federal income tax purposes, each Student Housing Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). To the knowledge of MXT, each Student Housing Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it, except with respect to those taxes being contested in good faith. To MXT’s knowledge, none of the tax returns filed by any Student Housing Entity is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a MXT Property or a Student Housing Entity. To MXT’s knowledge, neither MXT nor the Student Housing Entities have received any notification of any material new or increased general or special tax assessments for any of the MXT Properties or the MXT Interests.
          (j) Real Property.
               (1) Except as disclosed in the Registration Statement, neither the Sponsor nor any of the Student Housing Entities has given or received any written notice of any uncured default with respect to any agreement affecting the MXT Properties that would have a Material Adverse Effect, and no event has occurred or, to the Sponsor’s knowledge, is threatened, which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any MXT Property, except for such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
               (2) Each Student Housing Entity identified on Schedule 1.1 as owning an underlying MXT Property has insurable fee simple or ground lease title to such MXT Property.
               (3) Neither the Sponsor nor any Student Housing Entity has received any written notice from a Governmental Entity (i) charging any violation of any applicable law or asserting the need for any correction under any applicable law, (ii) revoking, canceling, denying renewal of, or threatening any such action with respect to, any Permit, or (iii) indicating that any inquiry, complaint, proceeding or investigation (excluding routine, periodic inspections) is contemplated or pending regarding compliance of any MXT Property with any applicable law, other than, in each case, to the extent not causing or reasonably expecting to cause a Material Adverse Effect.
               (4) There is no existing or, to the Sponsor’s knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect all or any portion of the MXT Properties in any material respect.
               (5) The ground leases listed on Schedule 3.2(j)(5) attached hereto (the “Ground Leases”) are the only ground leases in which any of the Student Housing Entities hold an interest as lessee or tenant. The Ground Leases are in full force and effect. To the Sponsor’s knowledge, no ground lessor under any of the Ground Leases is in default thereunder or is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. Except for the mechanics’ and/or materialmen’s liens disclosed in the Registration Statement, neither the Sponsor nor any of the Student Housing Entities is in default under any Ground Lease, and, to the Sponsor’s knowledge, no event has occurred which with the passage of time or the giving of notice (or both) would constitute a default under any Ground Lease.
               (6) No written notice has been received by any Student Housing Entity from any Governmental Entity that a MXT Property is in material violation of the terms and conditions of any Permit applicable thereto or that any Permit not in effect is required for the lawful operation of such MXT Property as currently conducted. True, complete and correct copies of all material Permits and all amendments and supplements thereto have been made available to the Company Entities prior to the date hereof.
          (k) Tenant Leases. Except as identified on Schedule 3.2(k) attached hereto, there are no Leases encumbering any of the MXT Properties other than Leases to residents on such Student Housing Entity’s standard form therefor. Except as identified on Schedule 3.2(k) attached hereto, there are no security deposits or letters of credit held by a Student Housing Entity or its agents under any Lease, and each Student Housing Entity and its agents hold any tenant security deposits in compliance with any applicable laws and the terms of the applicable Leases. (1) No rent or other payment due from the tenant under any Lease is delinquent for greater than thirty (30) days past its due date or has been paid more than one month in advance of its due date, (2) no default, or event or condition which upon notice or passage of time or both will mature into a default, exists under any Lease on the part of the landlord or on the part of the tenant, (3) there is no right of any tenant under any Lease to any “free” rent or rent abatement (other than upon damage to or destruction or condemnation of the leased premises), (4) there is no remaining obligation, present or contingent, on the part of any Student Housing Entity to pay any commission, finder’s fee or similar compensation with respect to the current term of any Lease, and (5) there are no current eviction proceedings, in all cases except to the extent such items, taken individually and as a whole, would not reasonably be expected to have a Material Adverse Effect on the applicable Student Housing Entity, the applicable MXT Property, or the MXT Properties collectively.

          (1) Management. There are no agreements relating to the management of the MXT Properties other than as set forth on Schedule 3.2(1) attached hereto. Each of the management agreements set forth on Schedule 3.2(1) is in full force and effect and there have been no amendments or modifications to such management agreements other than as set forth on Schedule 3.2(1).
          (m) Environmental Compliance. Except as would not have a Material Adverse Effect, the MXT Properties are currently in material compliance with all Environmental Laws and Environmental Permits. The Sponsor has not received any written notice from the United States Environmental Protection Agency or any other Governmental Entity that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the MXT Properties. No investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the MXT Properties is pending or, to the Sponsor’s knowledge, has been overtly threatened in writing in the last twelve (12) months by any Governmental Entity or any third party.
          (n) Intellectual Property. Except as would not have a Material Adverse Effect, there are no Actions involving the Sponsor, any Student Housing Entities, or the MXT Properties, pending or threatened, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets (the “Proprietary Rights”) being transferred directly or indirectly to the Company Entities hereunder by the Sponsor. Except as would not have a Material Adverse Effect, the Sponsor has the right and authority to use the Proprietary Rights being transferred to the Company Entities hereunder by the Sponsor necessary in connection with the operation of the MXT Properties in the manner in which it is currently used, and to convey such right and authority to the Company Entities on the Closing Date.
          (o) Existing Loans. The Registration Statement lists all secured loans presently encumbering the MXT Properties or any direct or indirect interest in any Student Housing Entity, and any unsecured loans made to the Sponsor or any Student Housing Entity to be assumed by or indirectly transferred to the Company Entities or any subsidiary of the Company Entities on the Closing Date, as of the date hereof (the “Existing Loans”). The Existing Loans and the documents entered into in connection therewith (collectively, the “Loan Documents”) are in full force and effect as of the date hereof. Except as disclosed in the Registration Statement, to the Sponsor’s knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents that would have a Material Adverse Effect. True and correct copies of the existing Loan Documents have been made available to the Company Entities.
          (p) Investment Representations. The Sponsor:
(1)	is an “accredited investor” as defined in Rule 501(a) of Regulation D, attached hereto as Exhibit B, promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(2)	is acquiring the MXT OP Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof; the Sponsor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (“Transfer”) any of the MXT OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Sponsor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws; the term “Transfer” shall not include any redemption of the MXT OP Units or exchange of the MXT OP Units pursuant to the partnership agreement of the Operating Partnership; notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the partnership agreement of the Operating Partnership;

(3)	understands that (i) the MXT OP Units (1) have not been registered under the Securities Act or any state securities laws, (2) when and if issued, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder, and (3) when and if issued, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Sponsor must therefore bear the economic risk of such investments indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom; pursuant to the foregoing, the Sponsor understands that (A) the certificates, if any, representing the MXT OP Units (and any common stock in the Company that might be exchanged therefor) acquired by the Sponsor shall bear a restrictive legend in the form hereafter set forth, and (B) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the MXT OP Units (and any common stock in the Company that might be exchanged therefor) are subject to restrictions on transfer; and

(4)	is knowledgeable, sophisticated and experienced in business and financial matters; the Sponsor has previously invested in securities similar to the MXT OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in this Agreement; the Sponsor is able to bear the economic risk of holding the MXT OP Units for an indefinite period and is able to afford the complete loss of its investment in the MXT OP Units; the Sponsor has received and reviewed all information and documents about or pertaining to the Company Entities, the business and prospects of the Company Entities and the issuance of the MXT OP Units as the Sponsor deems necessary or desirable, has had cash flow and operations data for the Student Housing Entities made available by MXT upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and to receive answers about such information and documents, the Company Entities, the Student Housing Entities, the business and prospects of the Company Entities and the MXT OP Units which the Sponsor deems necessary or desirable to evaluate the merits and risks related to its investment in the MXT OP Units and to conduct its own independent valuation of the Student Housing Entities; and the Sponsor understands and has taken cognizance of all risk factors related to the purchase of the MXT OP Units; the Sponsor is a sophisticated real estate investor; the Sponsor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Sponsor’s advisors (including tax advisors), and not upon that of MXT or the Company Entities or any of their respective affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.
Each certificate, if any, representing the MXT OP Units (and any common stock in the Company that might be exchanged therefor) shall bear the following legend:
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE OPERATING PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;
In addition, the common stock of the Company for which the MXT OP Units might be exchanged shall also bear a legend which generally provides the following:
     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE

OWNERSHIP AND TRANSFER FOR THE PURPOSES OF THE COMPANY’S QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S ARTICLES OF INCORPORATION, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE ARTICLES OF INCORPORATION OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.
          (q) Solvency. The Sponsor has been and will be solvent at all times prior to and for the ninety (90) day period immediately following the transfer of the MXT Interests to the Operating Partnership.
          (r) FINRA Affiliation. The Sponsor represents severally that neither it nor any affiliate of the Sponsor is a member, affiliate of a member or person associated with a member of the Financial Industry Regulatory Authority (“FINRA”). The Sponsor further represents severally that neither it nor any of its affiliates owns any stock or any other securities of any FINRA member not purchased in the open market, or has made any outstanding subordinated loans to a FINRA member. (A company or natural person is presumed to control a member of FINRA and is therefore presumed to constitute an affiliate of such member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the FINRA and is therefore presumed to constitute an affiliate of such member if such person has the power to direct or cause the direction of the management or policies of such member.)
          (s) For purposes of this Section 3.2, “knowledge” of MXT shall be limited to the actual knowledge as of the date of this Agreement of Messrs. Ted W. Rollins, Michael S. Hartnett and Donald L. Bobbitt, Jr.
     3.3. Representations by the Company and Operating Partnership. Each of the Company Entities represents and warrants to the Sponsor that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete in every material respect as of the Closing Date:
          (a) Organization and Power. Such entity is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such entity, and this Agreement constitutes the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
          (b) Litigation. To such entity’s knowledge, there is no Action pending or, to such entity’s knowledge, threatened in any court, before any arbitrator, or before or by any Governmental Entity or other regulatory authority naming any Company Entity as a party that is reasonably likely to materially and adversely affect the ability of the Company Entities to perform their obligations hereunder, or otherwise delay the consummation of any of the transactions contemplated hereby (including, without limitation, the Formation Transactions). No Company Entity is subject to any order, writ, injunction or decree of any court relating to the transactions contemplated by this Agreement (including, without limitation, the Formation Transactions).
          (c) No Consents. To such entity’s knowledge, no authorization, consent, approval or waiver, or filing with, any Person, Governmental Entity or regulatory authority is required in connection with, the execution, delivery, and performance of this Agreement on the part of such entity other than as expressly set forth on Schedule 3.3(c) attached hereto.
          (d) For purposes of this Section 3.3, “knowledge” of the Company Entities shall be limited to the actual knowledge as of the date of this Agreement of Ted W. Rollins, Michael S. Hartnett and Donald L. Bobbitt, Jr.
     3.4. Survival. Each of the representations and warranties contained in this Article III shall survive the Closing.

ARTICLE IV.
COVENANTS
     4.1. From the date hereof through the Closing Date, and except in connection with the Formation Transactions, the Sponsor shall not:
          (a) Sell, transfer, redeem, repurchase (or agree to sell, transfer, redeem or repurchase) or otherwise dispose of, or cause or allow the sale, transfer, redemption, repurchase or disposition of (or agree to do any of the foregoing), all or any portion of the equity interests in the Company Entities or any of the Student Housing Entities, or permit them to issue or agree to issue any such equity interests;
          (b) Pledge or encumber (or permit to become encumbered) all or any portion of the equity interests in the Company Entities or any of the Student Housing Entities or any real property owned or ground leased by the Student Housing Entities other than as set forth on Schedule 4.1(b) attached hereto;
          (c) Permit the Company Entities or any of the Student Housing Entities to enter into any material transaction not in the ordinary course of business other than any such transaction required or advisable in connection with the IPO;
          (d) Permit the Company Entities or any of the Student Housing Entities to sell, transfer or dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing with respect to) any of its assets, except in the ordinary course of business consistent with past practice;
          (e) Cause or take any action that would render any of their representations or warranties as set forth herein untrue in any material respect;
          (f) Materially alter or cause the alteration of the manner of keeping of the books, accounts or records of the Company Entities or any of the Student Housing Entities, or the accounting practices therein reflected; or
          (g) Allow any of the Company Entities or any of the Student Housing Entities to make or pay any distributions or dividends to any person other than another Student Housing Entity.
     4.2. From the date hereof and subsequent to the Closing for a period of six (6) years, the Sponsor agrees to provide the Company with such tax information relating to the Company Entities or any of the Student Housing Entities as reasonably requested by the Company and to cooperate with the Company with respect to the filing of tax returns.
     4.3. The Sponsor shall take such other actions and execute such additional documents following the Closing Date as the Company Entities may reasonably request in order to effect the transactions contemplated hereby, except that the Sponsor shall not be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on the Sponsor which are not contemplated by this Agreement or reasonably inferable by the terms herein.

     4.4. The Sponsor covenants to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty of the Sponsor hereunder, (b) to satisfy all covenants of the Sponsor hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of the Sponsor hereunder upon its learning of same
     4.5. The Company shall:
          (a) At or prior to the Closing, make all filings and otherwise do all things so as to comply with all applicable regulatory requirements of the New York Stock Exchange and FINRA in connection with the IPO; and
          (b) At or promptly following the Closing, satisfy all transaction costs incurred by the Company Entities in connection with the Formation Transactions and the IPO, as determined by the Company Entities in their sole and complete discretion.
ARTICLE V.
INDEMNIFICATION
     5.1. Indemnification and Contribution.
          (a) The Sponsor agrees to indemnify, defend and hold harmless the Company Entities and their respective affiliates, shareholders, partners, directors, officers, employees, representatives and agents, from and against (i) all costs, expenses, losses and damages (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Sponsor and (ii) any real estate transfer or mortgage recording tax liabilities incurred by the Company Entities as a result of the transactions set forth herein. The provisions of this Section 5.1(a) shall survive the Closing for a period of eighteen (18) months (except with respect to the representations and warranties set forth in Sections 3.2(a), (b), (g), (p) and (q) and shall be subject to the limitations specified in Section 5.1(d) hereof.
          (b) The Company agrees to indemnify, defend and hold harmless the Sponsor and its affiliates, partners, managers, members, officers, employees, representatives and agents, from and against all Losses incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Company Entities, but only to the extent such Losses in the aggregate exceed $250,000.00. The provisions of this Section 5.1(b) shall survive the Closing for a period of eighteen (18) months. The Company’s obligations under this Section 5.1(b) shall (i) not apply to or be borne by any affiliate, shareholder, officer, director, employee, representative or agent of the Company, (ii) shall not exceed the aggregate value of the MXT OP Units and the Exchange Consideration with respect to a breach of Section 3.3(a) hereof and (iii) not exceed $6,000,000.00 in the aggregate.
          (c) Upon written request by any indemnified party hereunder, the applicable indemnitor shall defend same (if requested by any indemnified party, in the name of such indemnified party) by attorneys and other professionals approved by such indemnified party.

Notwithstanding the foregoing, any indemnified parties may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist such indemnified party, and, at the option of such indemnified party, such attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without the applicable indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, an indemnitor shall pay or, in the sole and absolute discretion of the applicable indemnified party, reimburse, such indemnified parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.
          (d) In no event shall the amounts paid or payable by the Sponsor in respect of the obligations of the Sponsor under Section 5.1(a) exceed (i) the aggregate value of the MXT OP Units and the Exchange Consideration with respect to a breach of Sections 3.2(a), (b), (g), (p) and (q) hereof and (ii) $6,000,000.00 in the aggregate with respect to all other misrepresentations or breaches of representations, warranties or covenants made by the Sponsor; provided, however, that the limitations of this Section 5.1(d) shall not apply to any obligations of the Sponsor under Section 5.1 (a)(ii).
ARTICLE VI.
MISCELLANEOUS
     6.1. Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to a Company Entity or a Sponsor upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Company Entity or a Sponsor of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to a Company Entity or a Sponsor either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     6.2. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. The address for any of the Company Entities for all purposes under this Agreement shall be as follows:
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, NC 28211

Attn: Chief Financial Officer
with a copy to:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attn: Dawn H. Sharff
          J. Andrew Robison
The address of the Sponsor for all purposes under this Agreement shall be as follows:
MXT Capital, LLC
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attn: President
with a copy to:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attn: Dawn H. Sharff
          J. Andrew Robison
Arnall Golden Gregory LLP
l7l l7th Street NW
Suite 2100
Atlanta, GA 30363-1031
Attn: Jonathan Golden
     Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     6.3. Exhibits. All exhibits and schedules referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.
     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws principles.

     6.5.Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     6.6. Successors and Assigns. This Agreement may not be assigned by any Company Entity or any Sponsor without the prior approval of each Company Entity or Sponsor, as applicable; provided, however, that each Company Entity may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly—owned subsidiary of the Company without the prior approval of the Sponsor. This Agreement shall be binding upon, and inure to the benefit of, each Company Entity, the Sponsor, and their respective legal representatives, successors, and permitted assigns.
     6.7. Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     6.8. Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
     6.9. Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.
     6.10. Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of North Carolina (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.
     6.11. Confidentiality. All press releases and other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Company Entities.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY ENTITIES:

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.

Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

CAMPUS CREST COMMUNITIES
OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

	By:	Campus Crest Communities, Inc.
Its Sole Member

		By:	/s/ Donald L. Bobbitt, Jr.

Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer
SPONSOR:

MXT CAPITAL, LLC

By:	Campus Crest Properties, LLC,
Its Manager

	By:	/s/ Michael S. Hartnett

Name: Michael S. Hartnett
Title: Manager

Schedule 1.1
Student Housing Entities and MXT Interests

MXT
Ownership
Interests in
Entity	Entity

General Entities:
Campus Crest Group, LLC	100% — MXT Capital, LLC
Campus Crest Properties, LLC	100% — Campus Crest Group, LLC
Campus Crest GP, LLC	100% — Campus Crest Group, LLC
Campus Crest Construction, LLC	100% — Campus Crest Group, LLC
Campus Crest Development, LLC	100% — Campus Crest Group, LLC
The Grove Student Properties, LLC	100% — Campus Crest Group, LLC
Campus Crest Lease, LLC	100% — Campus Crest Group, LLC
Campus Crest at San Marcos GP, LLC	100% — Campus Crest Group, LLC

Investment Entities:
Campus Crest Ventures I, LLC	75.181% — Campus Crest Properties, LLC
Campus Crest Ventures III, LLC	100% — Campus Crest Properties, LLC
Campus Crest Ventures IV, LLC	50% — Campus Crest Properties, LLC
Campus Crest Ventures V, LLC	100% — Campus Crest Properties, LLC

HSRE Entities:
HSRE-Campus Crest I, LLC	0.1% — Campus Crest Ventures III, LLC
HSRE-Campus Crest II, LLC	10% — Campus Crest Ventures IV, LLC
HSRE-Campus Crest GP I, LLC	100% — HSRE-Campus Crest I, LLC
HSRE-CC Huntsville GP, LLC	100% — HSRE-Campus Crest I, LLC

Management Entities:
Campus Crest Springing Member, LLC	100% — Campus Crest Properties, LLC

Student Housing Entities:

THE GROVE AT MILLEDGEVILLE
Campus Crest at Milledgeville, LLC	100% — HSRE-Campus Crest II, LLC

Campus Crest Milledgeville Manager, LLC	100% — HSRE-Campus Crest II, LLC

THE GROVE AT LAWRENCE
Campus Crest at Lawrence, LLC	100% — HSRE-Campus Crest I, LLC

THE GROVE AT MOSCOW
Campus Crest at Moscow, LLC	100% — HSRE-Campus Crest I, LLC

1

THE GROVE AT STATESBORO
Campus Crest at Statesboro, LLC	100% — HSRE-Campus Crest I, LLC

THE GROVE AT CONWAY
Campus Crest at Conway, LLC	100% — HSRE-Campus Crest I, LLC

THE GROVE AT HUNTSVILLE
Campus Crest at Huntsville, LP	99% — HSRE-Campus Crest I, LLC
1% — HSRE-CC Huntsville GP, LLC

THE GROVE AT SAN MARCOS
Campus Crest at San Marcos, LP	99% — HSRE-Campus Crest I, LLC
1% — HSRE-Campus Crest GP I, LLC

THE GROVE AT SAN ANGELO
Campus Crest at San Angelo, LP	99% — HSRE-Campus Crest I, LLC
1% — HSRE-Campus Crest GP I, LLC

THE GROVE AT ABILENE
Campus Crest at Abilene, LP	49% — Campus Crest Ventures I, LLC
1% — Campus Crest GP, LLC

THE GROVE AT NACOGDOCHES
Campus Crest at Nacogdoches, LP	49% — Campus Crest Ventures I, LLC
1% — Campus Crest GP, LLC

THE GROVE AT ELLENSBURG
Campus Crest at Ellensburg, LLC	48% — Campus Crest Ventures I, LLC

THE GROVE AT LAS CRUCES
Campus Crest at Las Cruces, LLC	40% — Campus Crest Ventures I, LLC

THE GROVE AT GREELEY
Campus Crest at Greeley, LLC	40% — Campus Crest Ventures I, LLC

THE GROVE AT MOBILE PHASE II
Campus Crest at Mobile Phase II, LLC	50% — Campus Crest Ventures I, LLC

THE GROVE AT CARROLLTON
Campus Crest at Carrollton, LLC	49% — Campus Crest Ventures I, LLC
1.02% — Campus Crest Properties, LLC

THE GROVE AT ASHEVILLE
Campus Crest at Asheville, LLC	49% — Campus Crest Ventures I, LLC
3% — Campus Crest Properties, LLC

2

THE GROVE AT MOBILE
Campus Crest at Mobile, LLC	50% — Campus Crest Ventures I, LLC

THE GROVE AT JACKSONVILLE
Campus Crest at Jacksonville, AL, LLC	50% — Campus Crest Ventures I, LLC

THE GROVE AT TROY
Campus Crest at Troy, LLC	52% — Campus Crest Properties, LLC

THE GROVE AT CHENEY
Campus Crest at Cheney, LLC	52% — Campus Crest Properties, LLC

THE GROVE AT MURFREESBORO
Campus Crest at Murfreesboro, LLC	52% — Campus Crest Properties, LLC

THE GROVE AT JONESBORO
Campus Crest at Jonesboro, LLC	42% — Campus Crest Properties, LLC

THE GROVE AT WICHITA
Campus Crest at Wichita, LLC	42% — Campus Crest Properties, LLC

THE GROVE AT WICHITA FALLS
Campus Crest at Wichita Falls, LP	51% — Campus Crest Properties, LLC
1% — Campus Crest GP, LLC

THE GROVE AT WACO
Campus Crest at Waco, LP	51% — Campus Crest Properties, LLC
1% — Campus Crest GP, LLC

THE GROVE AT STEPHENVILLE
Campus Crest at Stephenville, LP	49% — Campus Crest Properties, LLC
1% — Campus Crest GP, LLC

THE GROVE AT LUBBOCK
Campus Crest at Lubbock, LP	39% — Campus Crest Properties, LLC
1% — Campus Crest GP, LLC

3

Schedule 3.2(c)
Litigation
Liens and claims related to the construction of the student housing real estate properties of the Student Housing Entities.

4

Schedule 3.2(d)
Consents for MXT
Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association)
Campus Crest Loan Servicing, LLC
Harrison Street Real Estate Capital, LLC
Amegy Mortgage Company
PrivateBank and Trust Company
Centennial Bank
Mutual of Omaha Bank
The servicers of the loans made to Campus Crest at Asheville, LLC, Campus Crest at Carrollton, LLC,
Campus Crest at Milledgeville, LLC and Campus Crest at Las Cruces, LLC

5

Schedule 3.2(e)
Breaches or Defaults
Any breaches or defaults resulting from (i) the failure to receive consent from the parties listed on Schedule 3.2(d), (ii) the terms and provisions of any of the limited liability company operating agreements or limited partnership agreements of the Student Housing Entities or (iii) the existing loans listed in the Registration Statement.

6

Schedule 3.2(f)
Related Party Transactions
Personal guarantees of any loans made to any of the Student Housing Entities and the related agreements, promissory notes, loan documents or related transaction documents or instruments associated therewith.
MXT Capital, LLC, by virtue of its ownership in its underlying subsidiaries, is a party to development, construction and management agreements with certain of the Student Housing Entities.

7

Schedule 3.2(g)
No Broker or Finder
Raymond James & Associates, Inc.
The CenterCap Group, LLC

8

Schedule 3.2(j)(5)
Ground Leases
1.	Ground Lease Agreement dated July 20, 2007, between Murfreesboro-CHR Campus Crest LLC, as lessor, and Campus Crest at Murfreesboro, LLC, as lessee.

2.	Ground Lease Agreement dated June 27, 2007, between Stephenville-CHR Campus Crest LLC, as lessor, and Campus Crest at Stephenville, LP, as lessee.

3.	Ground Lease Agreement dated September 14, 2007, between Cheney-CHR Campus Crest LLC, as lessor, and Campus Crest at Cheney, LLC, as lessee.

4.	Ground Lease Agreement dated June 6, 2007, between Troy-CHR Campus Crest LLC, as lessor, and Campus Crest at Troy, LLC, as lessee.

5.	Ground Lease Agreement dated June 27, 2007, between Waco-CHR Campus Crest LLC, as lessor, and Campus Crest at Waco, LP, as lessee.

6.	Ground Lease Agreement dated September 5, 2007, between Jonesboro-CHR Campus Crest LLC, as lessor, and Campus Crest at Jonesboro, LLC, as lessee.

7.	Ground Lease Agreement dated October 11, 2007, between Wichita-CHR Campus Crest LLC, as lessor, and Campus Crest at Wichita, LLC, as lessee.

8.	Ground Lease Agreement dated August 2007, between Wichita Falls-CHR Campus Crest LLC, as lessor, and Campus Crest at Wichita Falls, LP, as lessee.

9.	Ground Lease Agreement dated September 8, 2006, between USA Research and Technology Corporation, as lessor, and Campus Crest at Mobile, LLC, as lessee.

10.	Ground Lease Agreement dated March 14, 2008, between USA Research and Technology Corporation, as lessor, and Campus Crest at Mobile Phase II, LLC, as lessee.

11.	Ground Lease Agreement dated July 28, 2008, between Indian Hills Trading Company, LLC, as lessor, and Campus Crest at Moscow, LLC, as lessee.

9

Schedule 3.2(k)
Leases
None.

10

Schedule 3.2(l)
Management Agreements
1.	Property Management Agreement by and between Campus Crest at Abilene, LP and The Grove Student Properties, LLC dated August 1, 2007

2.	Property Management Agreement by and between Campus Crest at Asheville, LLC and The Grove Student Properties, LLC dated March 13, 2007

3.	Property Management Agreement by and between Campus Crest at Carrollton, LLC and The Grove Student Properties, LLC dated September 7, 2006

4.	Property Management Agreement by and between Campus Crest at Cheney, LLC and The Grove Student Properties, LLC dated July 31, 2008

5.	Property Management Agreement by and between Campus Crest at Conway, LLC and The Grove Student Properties, LLC dated July 2, 2009

6.	Property Management Agreement by and between Campus Crest at Ellensburg, LLC and The Grove Student Properties, LLC dated August 1, 2007

7.	Property Management Agreement by and between Campus Crest at Greeley, LLC and The Grove Student Properties, LLC dated August 1, 2007

8.	Property Management Agreement by and between Campus Crest at Huntsville, LP and The Grove Student Properties, LLC dated June 12, 2009

9.	Property Management Agreement by and between Campus Crest at Jacksonville, LLC and The Grove Student Properties, LLC dated August 1, 2007

10.	Property Management Agreement by and between Campus Crest at Jonesboro, LLC and The Grove Student Properties, LLC dated July 31, 2008

11.	Property Management Agreement by and between Campus Crest at Las Cruces, LLC and The Grove Student Properties, LLC dated September 7, 2006

12.	Property Management Agreement by and between Campus Crest at Lawrence, LLC and The Grove Student Properties, LLC dated February 13, 2009

13.	Property Management Agreement by and between Campus Crest at Lubbock, LLC and The Grove Student Properties, LLC dated July 31, 2008

14.	Amended and Restated Property Management Agreement by and between Campus Crest at Milledgeville, LLC and The Grove Student Properties, LLC dated November 20, 2009

11

15.	Property Management Agreement by and between Campus Crest at Mobile, LLC and The Grove Student Properties, LLC dated August 1, 2007

16.	Property Management Agreement by and between Campus Crest at Mobile Phase II, LLC and The Grove Student Properties, LLC dated July 31, 2008

17.	Property Management Agreement by and between Campus Crest at Moscow, LLC and The Grove Student Properties, LLC dated November 18, 2008

18.	Property Management Agreement by and between Campus Crest at Murfreesboro, LLC and The Grove Student Properties, LLC dated July 31, 2008

19.	Property Management Agreement by and between Campus Crest at Nacogdoches, LP and The Grove Student Properties, LLC dated August 1, 2007

20.	Property Management Agreement by and between Campus Crest at San Angelo, LP and The Grove Student Properties, LLC dated November 18, 2008

21.	Property Management Agreement by and between Campus Crest at San Marcos, LP and The Grove Student Properties, LLC dated November 18, 2008

22.	Property Management Agreement by and between Campus Crest at Statesboro, LLC and The Grove Student Properties, LLC dated November 12, 2009

23.	Property Management Agreement by and between Campus Crest at Stephenville, LLC and The Grove Student Properties, LLC dated July 31, 2008

24.	Property Management Agreement by and between Campus Crest at Troy, LLC and The Grove Student Properties, LLC dated July 31, 2008

25.	Property Management Agreement by and between Campus Crest at Waco, LP and The Grove Student Properties, LLC dated July 31, 2008

26.	Property Management Agreement by and between Campus Crest at Wichita, LLC and The Grove Student Properties, LLC dated July 31, 2008

27.	Property Management Agreement by and between Campus Crest at Wichita Falls, LLC and The Grove Student Properties, LLC dated July 31, 2008

12

Schedule 3.3(c)
Consents for the Company Entities
The Registration Statement

13

Schedule 4.1(b)
Pledges and Encumbrances
None.

14

Exhibit A

MXT Disclosure Schedule
None other than those items already set forth in the schedules to this Agreement.

15

Exhibit B
Rule 501(a) of Regulation D
(See attached.)

16

General Rules and Regulations
promulgated
under the
Securities Act of 1933
Rule 501 — Definitions and Terms Used in Regulation D
As used, in Regulation D, the following terms shall have the meaning indicated;
a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:
1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuera. of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.